EXHIBIT 10-98.3

                                CREDIT AGREEMENT

                          dated as of December 23, 1999

                                      among

                          CENTRAL MAINE POWER COMPANY,

                                   as Borrower

                            The Lenders Party Hereto

                              FLEET NATIONAL BANK,

                              as Syndication Agent,

                                       and

                              THE BANK OF NEW YORK,

                             as Administrative Agent

                           ---------------------------


                            BNY CAPITAL MARKETS, INC.

                        as Lead Arranger and Book Runner

     CREDIT AGREEMENT, dated as of December 23, 1999, among CENTRAL MAINE POWER COMPANY, the LENDERS party hereto, FLEET NATIONAL BANK, as Syndication Agent, and THE BANK OF NEW YORK, as Administrative Agent.

     The parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

         Section 1.1 Defined Terms

     As used in this Credit Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means BNY, in its capacity as administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Margin": means, at all times during which the applicable Pricing Level set forth below is in effect, (i) with respect to Eurodollar Borrowings, the percentage set forth below under the heading "Eurodollar Margin", (ii) with respect to facility fees payable under Section 3.3(a), the percentage set forth below under the heading "Facility Fee Margin", and (iii) with respect to utilization fees payable under Section 3.3(b), the percentage set forth below under the heading "Utilization Fee Margin":

================================================================================
Pricing Level    Eurodollar Margin   Facility Fee Margin  Utilization Fee Margin
--------------------------------------------------------------------------------
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      I                 0.300%               0.100%                0.050%
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      II                0.375%               0.125%                0.100%
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     III                0.500%               0.150%                0.100%
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      IV                0.575%               0.175%                0.125%
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      V                 0.650%               0.225%                0.125%
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      VI                0.750%               0.250%                0.250%
================================================================================

     Pricing Level I will be applicable for so long as the Borrower's senior unsecured long-term debt ratings (the "Senior Debt Rating") from either S&P or Moody's is A+ or higher by S&P or A1 or higher by Moody's.

     Pricing Level II will be applicable for so long as the Senior Debt Rating is A- or higher by S&P or A3 or higher by Moody's and Pricing Level I is not applicable.

     Pricing Level III will be applicable for so long as the Senior Debt Rating is BBB+ or higher by S&P or Baa1 or higher by Moody's and neither Pricing Level I nor II is applicable.

     Pricing Level IV will be applicable for so long as the Senior Debt Rating is BBB or higher by S&P or Baa2 or higher by Moody's and Pricing Levels I, II and III are not applicable.

     Pricing Level V will be applicable for so long as the Senior Debt Rating is BBB- or higher by S&P or Baa3 or higher by Moody's and Pricing Levels I, II, III and IV are not applicable.

     Pricing Level VI will be applicable for so long as the Senior Debt Rating is less than or equal to BB+ by S&P or less than or equal to Ba1 by Moody's and Pricing Levels I, II, III, IV and V are not applicable.

     Changes in the Applicable Margin resulting from a change in the Pricing Level shall become effective on the effective date of any change in the Senior Debt Rating of the Borrower by S&P or Moody's. Notwithstanding anything herein to the contrary, in the event of a split in the Senior Debt Rating of the Borrower from S&P and Moody's that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been given effect), then the Applicable Margin shall be determined using, in the case of a split by one rating category, the higher Pricing Level, and in the case of a split by more than one rating category, the Pricing Level that is one level lower than the Pricing Level within which the higher of the two rating categories would otherwise fall.

     "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "BNY" means The Bank of New York and its successors.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" means Central Maine Power Company, a Maine corporation.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.3.

     "Borrowing" means Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capitalization Ratio" means, as of any date, the quotient of (i) Consolidated Total Debt as of such date divided by (ii) the sum as of such date of Consolidated Total Debt plus the total of stockholders' equity of the Borrower and the Subsidiaries determined in accordance with GAAP on a consolidated basis.

     "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including to the extent applicable Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including to the extent applicable Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "CERCLA"   means  the   federal   Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980.

     "Change in Control" means (i) the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing 20% or more of the aggregate ordinary voting power or economic interests represented by the issued and outstanding equity securities of the Borrower or the Parent on a fully diluted basis, (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower or the Parent by Persons who were neither (x) nominated by the board of directors of the Borrower or the Parent, as applicable, nor (y) appointed by directors so nominated, or (iii) the failure of the Parent to own directly, beneficially and of record, 100% of the aggregate ordinary voting power represented by the issued and outstanding equity securities other than the 6% preferred stock of the Borrower on a fully diluted basis. Notwithstanding the foregoing, the consummation of the Merger shall not constitute a Change in Control.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Credit Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Credit Agreement or (c) compliance by any Credit Party (or, for purposes of Section 3.5(b), by any lending office of such Credit Party or by such Credit Party's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Credit Agreement.

     "CMP Group" means CMP Group, Inc., a Maine corporation.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means any and all "Collateral", as defined in Security Agreement.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be reduced from time to time pursuant to Section 2.5 or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 10.4.  The initial  amount of each  Lender's  Commitment is set forth on
Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the total Commitments is $75,000,000.

     "Consolidated EBIT" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, plus (ii) taxes based upon or measured by net income for such period, plus (iii) dividends paid during such period on preferred stock.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest, including commitment fees, facility fees, utilization fees, payments in the nature of interest under Capitalized Leases and net payments under Hedging Agreements, accrued by the Borrower and the Subsidiaries (whether such interest is reflected as an item of expense or capitalized) in accordance with GAAP on a consolidated basis.

     "Consolidated Net Income" means, for any period, the net income (or loss) applicable to common stock of the Borrower and the Subsidiaries, determined in accordance with GAAP on a consolidated basis. provided, however, that Consolidated Net Income shall not include (i) extraordinary and non-recurring gains or losses, and (ii) any after-tax gains or losses attributable to returned surplus assets of any Plan or Multiemployer Plan.

     "Consolidated Operating Income" means, for any period, the Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) depreciation and amortization, plus (ii) interest on, and commitment fees, facility fees and utilization fees, with respect to, Indebtedness (including payments in the nature of interest under Capitalized Leases and Hedging Agreements), plus (iii) taxes based upon or measured by net income, plus (iv) dividends on preferred stock.

     "Consolidated Total Debt" means, as of any date, the sum of (i) the aggregate principal amount of all Indebtedness of the Borrower and the Subsidiaries that would be reflected as liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries as of such date prepared in accordance with GAAP plus (ii) all obligations (contingent or otherwise) of the Borrower or any Subsidiary in respect of Disqualified Stock valued at the maximum fixed repurchase price plus accrued and unpaid dividends.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

     "Credit Exposure" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender's Loans at such time.

     "Credit Parties" means the Administrative Agent and the Lenders.

     "Default" means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.6 or in the Pre-Closing 1934 Act Reports.

     "Disqualified Stock" means any capital stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part.

     "Distribution Plant" means, with respect to the Borrower, the distribution assets of the Borrower as reported from time to time by the Borrower to the Federal Energy Regulatory Commission on F.E.R.C. Form 1.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Energy East" means Energy East Corporation, a New York corporation.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

     "Environmental Law" means any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq.; and any state and local counterparts or equivalents.

     "Effective Date" has the meaning assigned to such term in Section 10.13.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;
(v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article 8.

     "Exchange Act" means the Securities and Exchange Act of 1934.

     "Existing Credit Agreement" means the Credit Agreement, dated as of October 23, 1996, by and among the Borrower, the lenders party thereto, BankBoston, N.A. (formerly, The First National Bank of Boston) and BNY, as Managing Agents.

     "Excluded Taxes" means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (i) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any other jurisdiction, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.8(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Credit Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 3.7(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.7(a).

     "FAME Loan Agreement" means the Loan Agreement dated as of October 19, 1994 between Finance Authority of Maine and the Borrower relating to the $79,300,000 Finance Authority of Maine Taxable Electric Rate Stabilization Revenue Notes, Series 1994A (Central Maine Power Company).

     "Federal Funds Effective Rate" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or any vice president of the Borrower whose primary responsibility is for financial matters.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means a Subsidiary that is organized under the laws of, and conducting its business primarily in a jurisdiction outside of, the United States of America.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranteed" has a meaning correlative thereto.

     "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (ii) any other chemical, material or substance, the Release of which is prohibited or regulated by any Governmental Authority as toxic or hazardous.

     "Hedging Agreement" means any interest rate protection agreement, or other interest swap, cap, collar, hedging or other like arrangement.

     "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable within six months after the incurrence thereof in the ordinary course of business), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all Guarantees by such Person of Indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (ix) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet Loan or similar off-balance sheet financing product of the Borrower or any Subsidiary where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP, (x) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted (e.g., take-or-pay obligations) or similar obligations and (xi) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitee" has the meaning assigned to such term in Section 10.3(b).

     "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the quotient of (i) Consolidated EBIT for the period of four consecutive fiscal quarters ending thereon divided by (ii) Consolidated Interest Expense for such period.

     "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 3.2.

     "Interest Payment Date" means (i) with respect to any ABR Loan, the last day of each March, June, September and December, (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (iii) as to all Loans, the Maturity Date.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Investments" has the meaning assigned to such term in Section 7.4.

     "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate does not appear on such Page 3750 (or on any such successor or substitute page, or any successor to or substitute for such Service) at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan"  means a Loan  referred  to in Section  2.1(a) and made  pursuant to
Section 2.4.

     "Loan Documents" means this Credit Agreement, the Notes and the Security Agreement.

     "Margin Stock" has the meaning assigned to such term in Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the financial condition, operations or properties of the Borrower (on an individual basis) or the Borrower and the Subsidiaries, taken as a whole, whether as a result of (i) general economic conditions affecting the electric power industry,
(ii) difficulties in obtaining supplies and raw materials, (iii) fire, flood or other natural calamities, (iv) environment pollution, (v) regulatory changes, judicial decisions, war or other governmental action or (vi) any other event or development, whether or not related to those enumerated above, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or
(iii) the rights of or benefits available to any Credit Party under any Loan Document.

     "Material  Agreements"  means,  collectively,  (i) the FAME Loan Agreement,
(ii) the Unsecured Medium Term Note Indenture and (iii) all other financing documents evidencing Material Indebtedness.

     "Material Indebtedness" means Indebtedness (other than Indebtedness under the Loan Documents) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary, as applicable, would be required to pay if such Hedging Agreement were terminated at such time.

     "Maturity Date" means December 23, 2002.

     "Merger" means the merger of EE Merger Corp., a wholly-owned subsidiary of Energy East with and into CMP Group, with CMP Group as the survivor.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of June 14, 1999, among CMP Group, EE Merger Corp. and Energy East.

     "Merger  Corp."  means  EE  Merger  Corp.,  a  Maine   corporation   and  a
wholly-owned subsidiary of Energy East.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "More Favorable Provision" has the meaning set forth in Section 7.1(b).

     "Multiemployer Plan" means, at any time, a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or an ERISA Affiliate contributed or was required to contribute within the six years prior to any date of determination.

     "Notes" means, with respect to each Lender, a promissory note evidencing such Lender's Loans payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C.

     "Obligations" means (a) the due and punctual payment of (i) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Credit Parties, or that are otherwise payable to any Credit Party, under this Credit Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents.

     "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, provided that in no event shall "Other Taxes" include Excluded Taxes.

     "Parent" means (i) prior to the Merger, CMP Group, and (ii) on and after the Merger, Energy East.

     "Participant" has the meaning assigned to such term in Section 10.4(e).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Administrative Agent.

     "Permitted Encumbrances" means:

          (a) Liens for taxes or other governmental assessments, charges or levies if payment shall not at the time be required to be made or if the Borrower, at its expense and in its name, shall be in good faith contesting its obligations to comply therewith;

          (b) Liens incurred in the ordinary course of business in respect of pledges or deposits (i) under workman's compensation laws or similar legislation, and (ii) in connection with surety, appeal and similar bonds incidental to the conduct of litigation; mechanics', laborers' or materialmen's and similar Liens which in the case of any Lien material to the Borrower or a Significant Subsidiary, as the case may be, is not then delinquent; and Liens incidental to the conduct of the business of the Borrower which were not incurred in connection the borrowing of money or the obtaining of advances or credit;

          (c) minor defects and irregularities in title (including easements, rights of way, restrictions and other similar non-monetary charges) to any real property of the Borrower or any Significant Subsidiary which have no material adverse effect on the use or disposition thereof by the Borrower or such Significant Subsidiary;

          (d) leases by the Borrower or a Significant Subsidiary, as lessor, of any property of the Borrower or such Significant Subsidiary to another Person as lessee;

          (e) Liens securing obligations neither assumed by the Borrower nor on account of which it customarily pays interest, existing at the date hereof, or, as to property hereafter acquired, at the time of acquisition by the Borrower, upon real property or rights in or relating to real property acquired by the Borrower for right of way purposes;

          (f) party-wall agreements, agreements for and obligations relating to the joint or common use of property owned solely by the Borrower or of property owned by the Borrower in common or Jointly with one or more persons;

          (g) attachment, judgment and other similar Liens arising in connection with court proceedings, provided, however, that the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested at the time in good faith;

          (h) the burdens of any law or governmental regulation or permit requiring the Borrower to maintain certain facilities or perform certain acts as a condition of the construction, occupancy or use of any of its property, or its interference with any public or private lands or highways or any river or stream or other waters;

          (i) any right which any municipal or governmental authority may have by virtue of any franchise, grant, license, permit, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Borrower or to terminate any franchise, grant, license or other rights or to regulate the property and business of the Borrower;

          (j) zoning laws and ordinances;

          (k) any duties or obligations affecting any property of the Borrower to any municipal or governmental authority with respect to any franchise, grant, license or permit; and

          (l) restrictions under federal and state securities laws on the transfer of securities.

     "Permitted Investments" means the types of Investments listed on Schedule 7.4(a)(i).

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee  pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pre-Closing 1934 Act Reports" means, collectively, the Borrower's report on Form 10-K for the fiscal year 1998, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30,1999 and its Reports on Form 8-K dated January 19, 1999, April 7, 1999 and June 14, 1999, each as furnished to the Lenders prior to the date hereof.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by BNY as its prime commercial lending rate; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be lowest rate of interest charged by BNY in connection with extensions of credit to borrowers.

     "RCRA" means the federal Resource Conservation and Act, 42 U.S.C.ss.6901 et seq.

     "Register" has the meaning assigned to such term in Section 10.4(c).

     "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Release" means the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

     "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 51% of the sum of the total Credit Exposures and unused Commitments at such time.

     "Restricted Payment" means, as to any Person:

          (a) the declaration or payment (in cash, securities or other property) of any dividend or distribution on or in respect of any class of capital stock of or other equity interests in such Person;

          (b) the purchase, redemption or other retirement of any shares of any class of capital stock of, or other equity interest in, such Person, or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

          (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in such Person;

          (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of any Indebtedness of such Person which by its terms or the terms of any agreement is subordinated to the payment of the Obligations; and

          (e) any payment, loan or advance by such Person to, or any other Investment by such Person in, the holder of any shares of any class of capital stock of or equity interest in such Person, or any Affiliate of such holder (including the payment of management and transaction fees and expenses);

provided, that the term "Restricted Payment" shall not include (i) dividends payable in perpetual common stock of, or other similar equity interests in, such Person or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts and similar expenditures, (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in such Person or (D) payments of principal, interest and other amounts required under the FAME Loan Agreement.

     "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     "SEC" means the Securities and Exchange Commission and any successor entity performing similar functions.

     "S&P" means Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, or any successor thereto.

     "Secured Parties" means the "Secured Parties" as defined in the Security Agreement.

     "Security  Agreement"  has the  meaning  assigned  to such term in  Section
5.1(g).

     "Significant Subsidiary" means, at the time any determination thereof is to be made, any Subsidiary which (i) as of the end of the next preceding quarter had assets which comprised not less than 10% of the aggregate book value of the consolidated assets of the Borrower and the Subsidiaries, determined in accordance with GAAP, as of the end of such quarter or (ii) for the period of four consecutive fiscal quarters most recently ended had operating income which comprised not less than 10% of the Consolidated Operating Income of the Borrower and the Subsidiaries for such period.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Borrower.

     "Super Majority Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 66-2/3% of the sum of the total Credit Exposures and unused Commitments at such time.

     "Syndication   Agent"  means  Fleet  National  Bank,  in  its  capacity  as syndication agent hereunder.

     "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Transactions" means (i) the execution, delivery and performance by the Borrower of each Loan Document, (ii) the borrowing of the Loans, and (iii) the use of the proceeds of the Loans and such Indebtedness.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference in the case of a Borrowing, the Adjusted LIBO Rate or the Alternate Base Rate.

     "Unsecured Medium Term Note Indenture" means the Indenture, dated as of August 1, 1989, between the Borrower and BNY, as Trustee.

     "Unsecured Medium Term Notes" means unsecured Indebtedness of the Borrower denominated "Medium Term Notes" and issued or to be issued pursuant to the Unsecured Medium Term Note Indenture.

     "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, shares required by applicable law to be held by foreign nationals) is owned by the Borrower (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Year 2000 Issue" means the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         Section 1.2 Classification of Loans and Borrowings

     For purposes of this Credit Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or "Eurodollar Borrowing").

         Section 1.3 Terms Generally

     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise,
(i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         Section 1.4 Accounting Terms; GAAP

     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless the context otherwise requires, any reference to a fiscal period shall refer to the relevant fiscal period of the Borrower.

ARTICLE 2. THE CREDITS

         Section 2.1 Commitments

                  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower in dollars from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Credit Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

         Section 2.2 Loans and Borrowings

     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 3.4, each Borrowing  shall be comprised  entirely of
(i) Loans and (ii) ABR Loans or Eurodollar Loans, as applicable, in each case as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Credit Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

     (d) Notwithstanding any other provision of this Credit Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         Section 2.3 Requests for Borrowings

     (a) To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4.

     (b) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         Section 2.4 Funding of Borrowings

     (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Subject to
Section 5.2, the Administrative Agent will make such Loans available to the Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section, and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate that would be otherwise applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     (c) If a Lender makes a new Loan to the Borrower on a borrowing date on which the Borrower is to repay a Loan of such Lender, such Lender shall apply the proceeds of such new Loan to make such repayment, and only the excess of the proceeds of such new Loan over the Loan being repaid need be made available to the Administrative Agent.

         Section 2.5 Termination and Reduction of Commitments

     (a) Unless previously terminated, the Commitments shall terminate on the earlier of (i) the occurrence of a Change in Control or (ii) the Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments, provided that the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.7, the sum of the Credit Exposures would exceed the total Commitments, and (ii) each such reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000.

     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments hereunder shall be permanent. Each reduction of the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.

         Section 2.6 Repayment of Loans; Evidence of Debt

     (a)  The   Borrower   hereby   unconditionally   promises  to  pay  to  the
Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (d) or (e) of this Section shall, to the extent not inconsistent with any entries made in any promissory note, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Credit Agreement.

     (e) Any Lender may request that the Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender, (i) a promissory note payable to the order of such Lender, each substantially in the form of Exhibit C. In addition, if requested by a Lender, its promissory note or notes may be made payable to such Lender and its registered assigns in which case all Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in like form payable to the order of the payee named therein and its registered assigns.

         Section 2.7 Prepayment of Borrowings

     (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

     (b) In the event of any partial reduction or termination of the Commitments, then (i) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the sum of the Credit Exposures after giving effect thereto and (ii) if such sum would exceed the total Commitments after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, prepay Borrowings in an amount sufficient to eliminate such excess. Without limiting the foregoing, on the occurrence of a Change of Control the Borrower shall repay the outstanding principal balance of all Borrowings together with all accrued and unpaid interest, fees and other amounts due under the Loan Documents.

     (c) The  Borrower  shall  notify  the  Administrative  Agent  by  telephone
(confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing under Section 2.7(a) shall, when added to the amount of each concurrent reduction of the Commitments and prepayment of Borrowings under such Sections, be in an integral multiple of $500,000 and not less than $1,000,000. Prepayments shall be accompanied by accrued interest to the extent required by
Section 3.1.

         Section 2.8 Payments Generally; Pro Rata Treatment; Sharing of Setoffs

     (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest or fees, or of amounts payable under Sections 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office at One Wall Street, New York, New York, or such other domestic office as to which the Administrative Agent may notify the other parties hereto, and except that payments pursuant to Sections 3.5, 3.6, 3.7 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Loans, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans then due to such parties.

     (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Credit Parties hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if the Borrower has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.4(b) then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party's obligations under such Sections until all such unsatisfied obligations are fully paid.

ARTICLE 3. INTEREST, FEES, YIELD PROTECTION, ETC.

         Section 3.1 Interest

     (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the Alternate Base Rate plus the Applicable Margin.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than the prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent clearly demonstrable error.

         Section 3.2 Interest Elections

     (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         Section 3.3 Fees

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a facility fee, which shall accrue at a rate per annum equal to the Applicable Margin on the daily amount of the Commitment of such Lender (regardless of usage) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Credit
     Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Credit Exposure from and including the date on which such Lender's Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Commitments are permanently reduced and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof, provided that all unpaid facility fees shall be payable on the date on which the Commitments terminate. All commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Lenders in accordance with their Applicable Percentages, a utilization fee at a rate per annum equal to the Applicable Margin on the total Credit Exposures for each day during the Availability Period on which such Credit Exposure exceeds 25% of the total Commitments of all Lenders. The utilization fees shall be payable in arrears on the fifteenth day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof, provided that all unpaid utilization fees shall be payable on the date on which the Commitments terminate. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative agency fee and other amounts payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility and utilization fees, to the Lenders.

         Section 3.4 Alternate Rate of Interest

                  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

               (b) the Administrative Agent is advised by any Lender that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining its Loan included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         Section 3.5 Increased Costs; Illegality

               (a) If any Change in Law shall:

                    (i) impose,  modify or deem applicable any reserve,  special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (except any such reserve requirement reflected in the Adjusted LIBO Rate);

                    (ii) impose on any Credit Party or the London interbank market any other condition affecting this Credit Agreement, any Eurodollar Loans made by such Credit Party or any participation therein, and the result of any of the foregoing shall be to increase the cost to such Credit Party of making or maintaining any Eurodollar Loan hereunder or to increase the cost to such Credit Party or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered.

     (b) If any Credit Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Credit Party's capital or on the capital of such Credit Party's holding company, if any, as a consequence of this Credit Agreement or the Loans made by such Credit Party to a level below that which such Credit Party or such Credit Party's holding company could have achieved but for such Change in Law (taking into consideration such Credit Party's policies and the policies of such Credit Party's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party or such Credit Party's holding company for any such reduction suffered.

     (c) A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Credit Party the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party's right to demand such compensation; provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Credit Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Credit Party's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

     (e) Notwithstanding any other provision of this Credit Agreement, if, after the date of this Credit Agreement, any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event any Lender shall exercise its rights under (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         Section 3.6 Break Funding Payments

          In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(d) and is revoked in accordance therewith), or
     (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by any Borrower pursuant to Section 3.8(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         Section 3.7 Taxes

     (a) Any and all payments by or on account of any obligation of the Borrower hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify each Credit Party, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of the Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         Section 3.8 Mitigation Obligations

     (a) If any Lender requests compensation under Section 3.5, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.5 or 3.7, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 3.5, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, in an aggregate amount in excess of $25,000, then the Borrower may, at its sole option and expense (including the fees referred to in Section 10.4(b)) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.5 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Credit Parties that:

         Section 4.1 Organization; Powers

     Each of the Borrower and the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         Section 4.2 Authorization; Enforceability

     The Transactions are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate and, if required, equityholder action. Each Loan Document has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

         Section 4.3 Governmental Approvals; No Conflicts

     (a) On or prior to the date on which the Lenders are obligated to make the initial Loans hereunder in accordance with Section 5.1, (i) the State of Maine Public Utilities Commission and the Federal Energy Regulatory Commission have each taken all action necessary to authorize the Borrower to enter into the Loan Documents, to incur the Indebtedness hereunder, and to take all actions contemplated thereby or in connection therewith and (ii) the State of Connecticut Department of Public Utility Control shall have waived jurisdiction over the foregoing, and such authorizations and waiver shall remain in full force and effect in the form issued. No other consent or approval of, registration or filing with, or any other action by, any Governmental Authority, is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

     (b) The execution and delivery of this Credit Agreement (i) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (ii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of the Significant Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Significant Subsidiaries and (iii) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Significant Subsidiaries (other than Liens permitted by Section 7.2).

     (c) On and after the receipt of the authorizations, waiver and consents referred to in Sections 5.1(j) and (m), the performance by the Borrower of each Loan Document, the borrowing of the Loans, and the use of the proceeds of the Loans (i) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (ii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of the Significant Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Significant Subsidiaries and (iii) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Significant Subsidiaries (other than Liens permitted by Section 7.2).

         Section 4.4 Financial Condition; No Material Adverse Change

     (a) The Borrower has heretofore furnished to the Credit Parties (i) the combined Form 10-K for the fiscal year ended December 31, 1998 of CMP Group and the Borrower as filed with the SEC, containing the consolidated balance sheet of the Borrower and the consolidated Subsidiaries as of and for the fiscal years ended December 31, 1998 and December 31, 1997, the related consolidated statement of earnings, capitalization and interim financing, changes in stockholders' equity and cash flows as of and for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996, reported on by PriceWaterhouseCoopers LLP independent public accountants, and (ii) the combined Form 10-Q of CMP Group and the Borrower as filed with the SEC, for the fiscal year quarter ended September 30, 1999, containing the consolidated balance sheet of the Borrower and the consolidated Subsidiaries and statements of earnings, stockholders' equity and liabilities and cash flows as of and for such fiscal quarter and for the portion of the fiscal year then, certified by its chief financial officer. The consolidated financial statements referred to in clauses
(i) and (ii) above present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for the indicated periods in accordance with GAAP and are consistent with the books and records of the Borrower (which books and records are correct and complete), subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

     (b) Except as disclosed in the Pre-Closing 1934 Act Reports, since December 31, 1998, there has been no material adverse change in the financial condition, operations or properties of the Borrower (on an individual basis) or the Borrower and the Subsidiaries, taken as a whole.

         Section 4.5 Properties

     (a) Each of the Borrower and the Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of the Borrower and the Significant Subsidiaries owns, or is entitled to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Significant Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.6 Litigation and Environmental Matters

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Significant Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

     (b) The Borrower and each of its Significant Subsidiaries have complied with and are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except for such non-compliance as could not reasonably be expected to result in a Material Adverse Effect. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

          (i) there are no pending or, to the Borrower's knowledge, threatened Environmental Claims against the Borrower or any of its Significant Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Significant Subsidiaries of any real property no longer owned, leased or operated by the Borrower or any of its Significant Subsidiaries) or any real property owned, leased or operated by the Borrower or any of its Significant Subsidiaries, and

          (ii) there are no facts, circumstances, conditions or occurrences known to the Borrower with respect to the business or operations of the Borrower or any of its Significant Subsidiaries, or any real property owned, leased or operated by the Borrower or any of its Significant Subsidiaries (including any real property formerly owned, leased or operated by the Borrower or any of its Significant Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Significant Subsidiaries) or any property adjoining or adjacent to any such real property that could be expected (A) to form the basis of an Environmental Claim against the Borrower or any of its Significant Subsidiaries or any real property owned, leased or operated by the Borrower or any of its Significant Subsidiaries or (B) to cause any real property owned, leased or operated by the Borrower or any of its Significant Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such real property by the Borrower or any of its Significant Subsidiaries under any applicable Environmental Law; and

     (c) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any real property owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated any applicable Environmental Law and Hazardous Materials have not at any time been Released on or from any real property owned, leased or operated by Borrower or any of its Subsidiaries where such Release has violated any applicable Environmental Law, except for such violations as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (d) Since the date of this Credit Agreement, there has been no change in the status of the Disclosed Matters or the Pre-Closing 1934 Act Reports that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         Section 4.7 Compliance with Laws and Agreements

     Each of the Borrower and the Significant Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         Section 4.8 Investment and Holding Company Status

     Neither the Borrower nor any of the Significant Subsidiaries is an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940. The Borrower is a "holding company" for the purposes of the Public Utility Holding Company Act of 1935 by reason of its ownership of the stock of certain corporations, but is exempt pursuant to an order of the SEC under the Public Utility Holding Company Act of 1935 from all of the provisions thereof except Section 9(a)(2) relating to the acquisition of securities of public utility affiliates. Neither the Borrower nor any of the Significant Subsidiaries is subject to any statute or regulation which regulates the incurring by the Borrower of the Obligations, except for (i) regulation by the State of Maine Public Utilities Commission and the Federal Energy Regulatory Commission, which on or before the date the Lenders are obligated to make Loans to the Borrower pursuant to Article 5 hereunder shall have taken all actions necessary for the Borrower to incur the Obligations, and (ii) regulation by the State of Connecticut Department of Public Utility Control, which on or before the date the Lenders are obligated to make Loans to the Borrower pursuant to
Article 5 hereunder shall have waived jurisdiction over the Transactions.

         Section 4.9 Taxes

     Each of the Borrower and the Significant Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent such reserves are required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.10 ERISA

     Each Plan and, to the knowledge of the Borrower without special inquiry, each Multiemployer Plan, is in material compliance with the applicable provisions of ERISA and the Code. Except to the extent that a failure to do so has resulted or could reasonably be expected to result in a Material Adverse Effect, the minimum funding standards of Section 412 of the Code and Section 302 of ERISA have been met in connection with all Plans and, to the knowledge of the Borrower, no condition exists with respect to which the institution of proceedings to terminate any Plan under Section 4042 of ERISA could reasonably be expected. To the knowledge of the Borrower without special inquiry, no Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA, pursuant to which the Borrower has incurred or could reasonably be expected to incur material liability.

         Section 4.11 Disclosure

     The  Borrower  has  disclosed  to  the  Credit   Parties  all   agreements,
instruments and corporate or other restrictions to which it or any of the Significant Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Significant Subsidiary to any Credit Party in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         Section 4.12 Significant Subsidiaries

     Schedule 4.12 sets forth the name of, and the direct or indirect ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Significant Subsidiary, in each case as of the Effective Date.

         Section 4.13 Labor Matters

     As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Significant Subsidiary pending or, to the knowledge of the Borrower, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Significant Subsidiary is bound.

         Section 4.14 Security Agreement

     The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and when (i) the financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) all other applicable filings under the Uniform Commercial Code or otherwise that are required under the Loan Documents are made, in each case as permitted by the Security Agreement, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.

         Section 4.15 Federal Reserve Regulations

     (a)  Neither  the  Borrower  nor  any  of  the   Subsidiaries  are  engaged
principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.

         Section 4.16 Year 2000 Issue

     Each of the Borrower and each of the Significant Subsidiaries has reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and each Subsidiary or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Borrower and the Significant Subsidiaries interface). The costs to the Borrower and the Significant Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Borrower or any of the Significant Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Default or Event of Default or to have a Material Adverse Effect.

ARTICLE 5. CONDITIONS

         Section 5.1 First Loans

     In addition to the conditions precedent set forth in Section 5.2, the obligation of each Lender to make Loans on the first borrowing date shall be subject to the fulfillment of the following conditions (or the waiver thereof in accordance with Section 10.2):

     (a) This Credit  Agreement  shall have become  effective in accordance with
Section 10.13.

     (b) The Administrative Agent shall have received a Note for each Lender signed on behalf of the Borrower.

     (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Credit Parties and dated the earlier of the first borrowing date and date on which the conditions set forth in this Section 5.1 are satisfied) from (i) LeBoeuf, Lamb, Greene & MacRae, LLP, special counsel to the Borrower, and (ii) William M. Finn, Corporate Counsel of the Borrower, each in form and substance satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

     (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (e) The Administrative Agent shall have received evidence that the Existing Credit Agreement has been terminated, all amounts due thereunder have been paid, all guarantees, if any, thereof have been terminated and all security interests, if any, securing the obligations thereunder have been released.

     (f) The Administrative Agent shall have received a certificate, dated the earlier of the first borrowing date and date on which the conditions set forth in this Section 5.1 are satisfied and signed by the President, a Vice President or a Financial Officer of the Borrower, (i) confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.2 and (ii) certifying that except as disclosed in the Pre-Closing 1934 Act Reports, since December 31, 1998, there has been no material adverse change in the financial condition, operations or properties of the of the Borrower (on an individual basis) or the Borrower and the Subsidiaries, taken as a whole.

     (g) The Administrative Agent shall have received counterparts of a security agreement, in form and substance satisfactory to the Administrative Agent (the "Security Agreement") signed on behalf of the Borrower, together with the following:

          (i) all instruments and other documents, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

          (ii) a completed Perfection Certificate, dated the earlier of the first borrowing date and date on which the conditions set forth in this
     Section 5.1 are satisfied and signed by the President, a Vice President or a Financial Officer and the chief legal officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 7.2 or have been released.

     (h) The performance by the Borrower of its obligations under each Loan Document shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any Material Agreement, and the Administrative Agent shall have received a legal opinion and/or officer's certificate to such effect, satisfactory to the Administrative Agent.

     (i) The Administrative Agent shall have received an officer's certificate of the Borrower attaching a true and complete copy of each Material Agreement.

     (j) The Administrative Agent shall have received, with copies and executed counterparts for each Lender, true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of the order entered by the State of Maine Public Utilities Commission, the waiver of jurisdiction by the State of Connecticut Department of Public Utility Control, and the authorization of the Federal Energy Regulatory Commission as referred to in
Section 4.3, and the foregoing shall be satisfactory in form and substance to the Administrative Agent and shall be in full force and effect.

     (k) After giving effect to the Transactions occurring on the earlier of the first borrowing date and date on which the conditions set forth in this Section
5.1 are satisfied, none of the Borrower or any of the Significant Subsidiaries shall have outstanding any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents and (ii) Indebtedness set forth on Schedule 7.1.

     (l) The Administrative Agent shall have received a certificate, dated the earlier of the first borrowing date and date on which the conditions set forth in this Section 5.1 are satisfied and signed by a Financial Officer of the Borrower, setting forth reasonably detailed calculations demonstrating compliance with Sections 7.11 and 7.12 on a pro forma basis immediately after giving effect to the Transactions occurring on such date.

     (m) The Administrative Agent shall have received a consent of Energy East and Merger Corp. to the extent required by the Merger Agreement and of the Finance Authority of Maine to the extent required by the Fame Loan Agreement to the execution, delivery and performance of the Loan Documents by the Borrower, including the incurrence of the Indebtedness and the granting of the security interest in the Collateral thereunder.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless except as provided below, each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on January 31, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time), provided, however, that so long as the Borrower is diligently seeking the authorization of the Federal Energy Regulatory Commission as referred to in Section 4.3 in good faith, the Borrower need not satisfy the conditions set forth in Section 5.1(j) to the extent related to such authorization until February 29, 2000.

         Section 5.2 Each Credit Event

     The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of the Borrower set forth in this Credit Agreement shall be true and correct on and as of the date of such Borrowing with the same effect as though such representations and warranties had been made on such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

     (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

     (c) The Administrative Agent shall have received such other documentation and assurances as shall be reasonably required by it in connection therewith.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE 6. AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

         Section 6.1 Financial Statements and Other Information

     The Borrower will furnish to the Administrative Agent and each Lender:

     (a)  within  100 days  after  the end of each  fiscal  year,  a copy of its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouseCoopers or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, provided that the Borrower may satisfy the requirements of this subsection (a) by the delivery of its Form 10-K filed with the SEC;

     (b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of its consolidated balance sheet and related statements of earnings, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, provided that the Borrower may satisfy the requirements of this subsection (b) by the delivery of its Form 10-Q filed with the SEC;

     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.11 and 7.12, (iii) setting forth the name of each Subsidiary which is a Significant Subsidiary (including reasonably detailed calculations demonstrating that other Subsidiaries are not Significant Subsidiaries), and
(iv) stating whether any material change in GAAP or in the application thereof in any material respect has occurred since the date of the audited financial statements referred to in Section 4.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (d) promptly upon request after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or with any national securities exchange, or distributed by the Borrower to its public shareholders generally, as the case may be; and

     (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Significant Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

         Section 6.2 Notices of Material Events

     The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect; and

     (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         Section 6.3 Existence; Conduct of Business

     The Borrower will, and will cause each of the Significant Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, sale or disposition permitted under Section 7.3 and 7.5.

         Section 6.4 Payment of Obligations

     The Borrower will, and will cause each of the Significant Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Significant Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         Section 6.5 Maintenance of Properties

     The Borrower will, and will cause each of the Significant Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, provided, however, that the foregoing shall not prohibit any sale, disposition, merger, consolidation, liquidation or dissolution permitted by Section 7.3 or 7.5.

         Section 6.6 Books and Records; Inspection Rights

     The Borrower will, and will cause each of the Significant Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Significant
Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         Section 6.7 Compliance with Laws

     The Borrower will, and will cause each of the Significant Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 6.8 Use of Proceeds

     The proceeds of the Loans will be used only for general corporate purposes not inconsistent with the terms hereof, including commercial paper backup. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

         Section 6.9 Information Regarding Collateral

     (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of the Borrower or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) the location of the chief executive office of the Borrower, its principal place of business, any office in which it maintains books or records relating to Collateral, (iii) the identity or organizational structure of the Borrower such that a filed financing statement becomes misleading or (iv) the Federal Taxpayer Identification Number of the Borrower. On and after the date on which the Administrative Agent elects to perfect its security interest pursuant to the Security Agreement, the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and on perfected security interest in all the Collateral.

     (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to paragraphs (a) and (b) of
Section 6.1, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower,
(i) setting forth the information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section and (ii) on and after the date on which the Administrative Agent elects to perfect its security interest pursuant to the Security Agreement, certifying that all Uniform Commercial Code financing statements or other appropriate filings, including all refilings, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above, and all other actions have been taken, to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

         Section 6.10 Insurance

     The Borrower will, and will cause each of the Significant Subsidiaries to, maintain, with financially sound and reputable insurance companies, adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

         Section 6.11 Further Assurances

     The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions
(including   the  filing  and  recording  of  financing   statements  and  other
documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or, on and after the date on which the Administrative Agent elects to perfect its security interest pursuant to the Security Agreement, perfect the Liens created or intended to be created by the Security Agreement or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Agreement.

         Section 6.12 Environmental Compliance

     The Borrower shall, and shall cause each of its Significant Subsidiaries to, use and operate all of its facilities and property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

ARTICLE 7. NEGATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

         Section 7.1 Indebtedness

     (a) The Borrower will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness under the Loan Documents;

          (ii)  Indebtedness  existing  on the  date  hereof  and set  forth  in
     Schedule 7.1 and all renewals and extensions thereof (except with respect to Indebtedness in respect of the Existing Credit Agreement which is being terminated on or prior to the Effective Date) in an aggregate principal amount not in excess of the aggregate principal amount thereof outstanding immediately prior to such renewal or extension;

          (iii) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not exceed $40,000,000 at any time outstanding;

          (iv) Indebtedness, provided that (A) no Default shall exist immediately before and after giving effect thereto and all of the representations and warranties contained in Article 4 shall be true and correct as if then made, (B) such Indebtedness shall be unsecured except to the extent permitted by Section 7.2(j) and (C) in the case of Indebtedness of (1) the Borrower, such Indebtedness is subordinated to the Indebtedness under the Loan Documents on terms approved in writing by Super Majority Lenders and (2) a Significant Subsidiary, the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $10,000,000;

          (v) other unsecured Indebtedness of the Borrower, including the Indebtedness of the Borrower in respect of the Unsecured Medium Term Notes and commercial paper, provided that at no time shall the sum of the aggregate outstanding principal amount of all Indebtedness permitted by this clause (v) plus the total Credit Exposure exceed $575,000,000; and

          (vi) Guarantees (A) of the Obligations, (B) of Indebtedness permitted by Section 7.1(a) (other than this clause (vi), (C) given, entered into or created in connection with or as an inducement to (1) the purchase or sale of capacity or energy (including support arrangements with respect to generating plants and transmission and distribution facilities, and contracts for the purchase of capacity and/or energy) or of fuel, (2) the installation of energy-saving devices and taking of other energy-saving measures, and (3) other operational matters in the ordinary course of business; provided, that no individual Guarantee permitted under this clause (3) may present a liability or exposure to the Borrower or a Subsidiary in an amount greater than $10,000,000; and provided, further, that this Section 7.1(a)(v) shall not permit the giving, entering into or creation, after the date hereof, of any Guarantee (other than as required under contracts existing on the date hereof) providing support for the acquisition by the Borrower or a Subsidiary of generating capacity or a generating plant (other than in connection with buyouts by the Borrower of non-utility generating operations, in connection with power purchases required by law or in connection with exchanges of capacity or plant entitlements within the ordinary course of ensuring an adequate power supply to mitigate the Borrower's risk, provided that no such exchange shall exceed three years in duration) which individually presents a liability or exposure to the Borrower or a Subsidiary in an amount greater than $10,000,000.

     (b) In any transaction providing for Indebtedness in excess of $1,000,000, the Borrower will not enter into or become bound by any credit agreement or other document or instrument which (i) contains financial covenants or events of default that are more restrictive or onerous on the Borrower than those covenants or events of default contained in this Credit Agreement or (ii) provides for, or permits the exercise of, remedies upon the occurrence of an event of default thereunder which are not provided for in, or permitted to be exercised under or in respect of, this Credit Agreement (each such covenant, event of default and provision described in the preceding clauses (i) and (ii) being herein called a "More Favorable Provision"), unless, prior to or simultaneously, (x) the Borrower executes and delivers to the Administrative Agent an amendment to this Credit Agreement and such other documents and instruments as the Administrative Agent shall reasonably request, in each case reasonably satisfactory in form and substance to the Administrative Agent, which modify the provisions of this Credit Agreement and the terms of the transactions contemplated hereby and by the Loan Documents so as to give the Lenders the benefits of each More Favorable Provision, and (y) the Borrower furnishes to the Administrative Agent and the Lenders a copy of such credit agreement, or other document or instrument.

         Section 7.2 Liens

     The Borrower will not, and will not permit any Significant
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Liens created under the Loan Documents;

     (b) Permitted Encumbrances;

     (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 7.2, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (d) purchase money Liens securing Indebtedness permitted by Section 7.1(a)(iii) incurred in connection with the acquisition after the date hereof of any property by the Borrower or any Significant Subsidiary, provided that such Indebtedness shall not exceed in any case 90% of the cost to the Borrower or such Significant Subsidiary of the property acquired and each such Lien shall cover only such property acquired (and renewals, replacements and improvements thereof and thereto);

     (e) Liens on nuclear fuel, or rights to purchase or use nuclear fuel, which are created to secure, and only to secure, Indebtedness incurred for the purpose of purchasing or arising as a result of leasing nuclear fuel for use in plants in which the Borrower or a Significant Subsidiary as an interest;

     (f) Liens on coal and fuel oil and proceeds thereof (excluding accounts receivable arising from the sale of electrical energy) to secure, and only to secure, Indebtedness incurred for the purpose of purchasing or storing such fuels for use in plants of the Borrower or a Significant Subsidiary;

     (g) Liens on computer and related equipment, vehicles, automotive equipment and construction equipment, and the office and service buildings of the Borrower or a Significant Subsidiary to secure Indebtedness permitted by Section 7.1(a)(iii) incurred for the financing or refinancing of the cost thereof, provided that such Indebtedness shall not exceed in any case the cost to the Borrower or such Significant Subsidiary of such property;

     (h) any Lien, moneys sufficient for the discharge of which have been deposited in trust with the trustee or mortgagee under the instrument evidencing such Lien, with irrevocable authority to such trustee or mortgagee to apply such moneys to the discharge of such Lien to the extent required for such purpose;

     (i) rights reserved to or vested in others to take or receive any part of the gas, by-products of gas or steam or electricity generated or produced by or from any properties of the Borrower or any Subsidiary or with respect to any other rights concerning supply, transportation or storage of a commodity which is used in the ordinary course of business; and

     (j) Liens in addition to those permitted by clauses (a) through (i) above securing Indebtedness in an aggregate unpaid principal amount not in excess of $15,000,000.

         Section 7.3 Fundamental Changes

     (a) The Borrower will not, and will not permit any Significant Subsidiary to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the equity securities of any of the Significant Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing:

          (i) any Significant Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, any Significant Subsidiary may merge into any Wholly-Owned Subsidiary in a transaction in which such Wholly-Owned Subsidiary is the surviving entity;

          (ii) any Significant Subsidiary may merge with any Person in a transaction that is not permitted by clause (i) of this Section 7.3(a), provided that such merger is permitted by Sections 7.4 or 7.5, as applicable;

          (iii)  any  Significant  Subsidiary  may  sell,  transfer,   lease  or
     otherwise dispose of its assets to the Borrower or to any Wholly-Owned Subsidiary;

          (iv) the Borrower or any Significant Subsidiary may sell, transfer, lease or otherwise dispose of its assets in a transaction that is not permitted by clause (iii) of this Section 7.3(a), provided that such sale, transfer, lease or other disposition is also permitted by Section 7.5.; and

          (v) any Significant Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

     (b) The  Borrower  will not,  and will not  permit  any of the  Significant
Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Significant Subsidiaries on the date of execution of this Credit Agreement and businesses directly related thereto.

         Section 7.4 Investments, Loans, Advances, Guarantees and Acquisitions

     (a) The Borrower will not, and will not permit any of the Significant Subsidiaries to, purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any Loans or advances to, make or permit to exist any Guarantees of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions (including pursuant to any merger)) any assets of any other Person constituting a business unit (collectively, "Investments"), except:

          (i) Permitted Investments;

          (ii) Investments existing on the date hereof and set forth in Schedule 7.4(a)(ii);

          (iii) Guarantees permitted by Section 7.1(a)(v); and

          (iv) other Investments, provided that immediately after giving effect thereto, (A) no Default shall have occurred or be continuing and (B) the aggregate book value of the assets of the Subsidiaries shall not exceed 15% of the aggregate book value of the assets of the Borrower and the Subsidiaries on a consolidated assets determined in accordance with GAAP, provided, further that after the date hereof, neither the Borrower nor any Subsidiary shall acquire any ownership interest in any nuclear energy generating plants.

     (b) Notwithstanding the foregoing, the following shall not be considered Investments prohibited or limited by this Section 7.4(a): (i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advance to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claim due to the Borrower or any Subsidiary or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

     (c) In determining the amount of outstanding Investments:

          (i) the amount of any Investments shall be the cost thereof minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

          (ii) the amount of acquisition shall include the amount of any Indebtedness assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Indebtedness is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

          (iii) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

         Section 7.5 Asset Sales

     The Borrower will not, and will not permit any of the Significant Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset, including any equity securities, or enter into any Sale and Leaseback Transaction, except:

     (a) sales, transfers, leases and other dispositions of inventory, used or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

     (b) sales, transfers, leases and other dispositions of inventory and Permitted Investments, in each case in the ordinary course of business;

     (c) sales, transfers, leases and other dispositions of tangible assets no longer used or useful or advantageous to the conduct of the business which are to be replaced in the ordinary course of business to the extent necessary by other tangible assets of equal or greater value;

     (d) grants of licenses of products and intangible assets for fair value in the ordinary course of business;

     (e) grants of easements and other similar rights to use its real estate and properties;

     (f) other sales, transfers, leases and other dispositions and Sale and Leaseback Transactions, provided that at the time thereof and immediately after giving effect thereto, (i) no Default shall have occurred and be continuing,
(ii) the aggregate fair market value of all assets, sold, transferred, leased or otherwise disposed of and all Sale and Leaseback Transactions in reliance upon this subsection (f) shall not exceed $20,000,000 in the aggregate in any period of 12 consecutive months, and (iii) all sales, transfers, leases and other dispositions and all Sale and Leaseback Transactions permitted by this subsection (f) shall be made for fair value;

     (g) sales, transfers, leases and other dispositions of nuclear assets, any generation assets, including contracts for the supply of generations; and

     (h) entitlements to the Hydro-Quebec tie line.

         Section 7.6 Hedging Agreements

     The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, including an interest rate risk management program.

         Section 7.7 Restricted Payments

     The Borrower will not declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and make Restricted Payments provided that immediately before and after giving effect to such declaration or payment, no Event of Default shall have occurred and be continuing.

         Section 7.8 Transactions with Affiliates

     The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arms-length basis from unrelated third parties, provided that this Section shall not apply to any transaction that is permitted under Section 7.1, 7.3, 7.4, 7.5 or 7.8 between or among the Borrower and not involving any other Affiliate.

         Section 7.9 Restrictive Agreements

     The  Borrower  will  not,  and  will  not  permit  any of  the  Significant
Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower to perform its obligations under the Security Agreement or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its equity securities or to make or repay Loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that the foregoing shall not apply to restrictions and conditions imposed by (i) applicable law, (ii) the Loan Documents, (iii) the FAME Loan Agreement, (iv) covenants in documents creating Liens permitted by Section 7.2(d) prohibiting further Liens on the assets encumbered thereby, and (v) immaterial agreements, instruments, deeds and leases.

         Section 7.10 Amendment of Material Documents

     The Borrower will not, and will not permit any Significant Subsidiary to, amend, modify or waive any of its rights under any Material Agreement or its certificate of incorporation, by-laws or other organizational documents, other than amendments, modifications or waivers that would not reasonably be expected to adversely affect the Credit Parties.

         Section 7.11 Interest Coverage Ratio

     The Borrower will not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than 1.75:100.

         Section 7.12 Capitalization Ratio

     The Borrower will not permit the Capitalization Ratio at any time to be greater than 0.65:1.00. This covenant will be tested as of the last day of each fiscal quarter.

ARTICLE 8. EVENTS OF DEFAULT

     If any of the following events ("Events of Default") shall occur:

     (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrower shall fail to pay any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days.

     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or by the Borrower on behalf of any Subsidiary in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections, 6.3 or 6.8 or in Article 7;

     (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the Borrower shall or reasonably should, have obtained knowledge thereof;

     (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (m) (i) any Loan Document shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder or (ii) any representation, warranty, covenant or other obligation for the benefit of the Borrower or any of its Affiliates contained in any Loan Document that, by its terms, survives for any period shall cease, for any reason, to so survive; or

     (n) any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and after the Administrative Agent has elected to perfect its security interest under the Security Agreement, perfected Lien on any Collateral, with the priority required by the Security Agreement, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE 9. THE ADMINISTRATIVE AGENT

     Each Credit Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Credit Party (and, promptly after its receipt of any such notice, it shall give each Credit Party and the Borrower notice thereof), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Credit Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder.

     Notwithstanding anything in any Loan Document to the contrary, the Syndication Agent in such capacity shall not have any right, duty or obligation under the Loan Documents.

ARTICLE 10. MISCELLANEOUS

         Section 10.1 Notices

     Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to the Borrower, to it at 83 Edison Drive, Augusta, Maine 04336, Attention of Curtis Call, Treasurer (Telephone No. (207) 626-9755); Telecopy No.
(207) 626-9588);

     (b) if to the Administrative Agent, to it at One Wall Street, New York, New York 10286, Attention of: Pina Impeduglia (Telephone No. (212) 635-4696); Telecopy No. (212) 635-6365 or 6366 or 6367, with a copy to The Bank of New York, at One Wall Street, New York, New York 10286, Attention of: John W. Hall (Telephone No. (212) 635-7581; Telecopy No. (212) 635-7923; and

     (c) if to any other Credit Party, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

         Section 10.2 Waivers; Amendments

     (a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

     (b) Neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, or reduce the rate of interest thereon, or reduce any fees or other amounts payable under the Loan Documents, or reduce the amount of any scheduled reduction of the Commitments, without the written consent of each Credit Party affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or other amounts payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of reduction or expiration of the Commitments, or extend the final expiration of date of any Letter of Credit beyond the Maturity Date, without the written consent of each Credit Party affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by any Loan Document, without the written consent of each Credit Party, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) release any of the Collateral from the Liens of the Loan Documents (except as expressly provided in the Security Agreement), without the consent of each Lender, and provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

         Section 10.3 Expenses; Indemnity; Damage Waiver

     (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and
(ii) all out-of-pocket expenses incurred by any Credit Party, including the fees, charges and disbursements of any counsel for any Credit Party, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

     (b) The Borrower shall indemnify each Credit Party and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related reasonable expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is such Lender's Commitment and the denominator of which is the total of all Lenders' Commitments (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

         Section 10.4 Successors and Assigns

     (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with, unless otherwise agreed by the Administrative Agent, a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further, that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7 and 10.3). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Borrower and each Credit Party may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrower or any Credit Party, sell participations to one or more banks or other entities (each such bank or other entity being called a "Participant") in all or a portion of such Lender's rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5 and 3.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.10(c) as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 3.5 or 3.7 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.7(e) as though it were a Lender.

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 10.5 Survival

     All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.5, 3.6, 3.7 and 10.3 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.

         Section 10.6 Counterparts; Integration

     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Agreement and any separate letter agreements with respect to fees payable to any Credit Party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

         Section 10.7 Severability

     In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 10.8 Right of Setoff

     If an Event of Default shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Credit Agreement held by it, irrespective of whether or not it shall have made any demand under this Credit Agreement and although such obligations may be unmatured. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.

         Section 10.9 Governing Law; Jurisdiction; Consent to Service of Process

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

     (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

         Section 10.10 WAIVER OF JURY TRIAL

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 10.11 Headings

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

         Section 10.12 Interest Rate Limitation

     Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         Section 10.13 Effective Date

     This Agreement  shall be effective at such time (the  "Effective  Date") as
(i) executed counterparts of this Credit Agreement shall have been delivered to the Administrative Agent by the Borrower and each Lender and the Administrative Agent shall have delivered an executed counterpart of this Credit Agreement to the Borrower and each Lender and (ii) all fees payable to the Administrative Agent and the Lenders in connection herewith on or prior to the Effective Date shall have been paid. Delivery of an executed counterpart of this Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

         Section 10.14 Treatment of Certain Information

     Each  Credit  Party   agrees  to  use   reasonable   precautions   to  keep
confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any Subsidiary pursuant to this Credit Agreement which (a) is clearly identified by such Person as being confidential at the time the same is delivered to such Credit Party, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder ("Information"), provided, however, that nothing herein shall limit the disclosure of any such Information (i) to such of their respective Related Parties as need to know such Information, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective lenders or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) to any other Credit Party, (vi) in connection with any litigation to which any one or more of the Credit Parties is a party,
(vii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to any of the Credit Parties on a non-confidential basis from a source other than the Borrower or any Subsidiary, or (C) was available to the Credit Parties on a non-confidential basis prior to its disclosure to any of them by the Borrower or any Subsidiary; and (viii) to the extent the Borrower shall have consented to such disclosure in writing.

                            CENTRAL MAINE POWER COMPANY

                                CREDIT AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                     CENTRAL MAINE POWER COMPANY


                               By:
                                   ---------------------------------------------
                             Name:
                                   ---------------------------------------------
                            Title:
                                   ---------------------------------------------

                          CENTRAL MAINE POWER COMPANY

                                CREDIT AGREEMENT



                                              THE BANK OF NEW YORK, individually
                                                     and as Administrative Agent


                               By:
                                   ---------------------------------------------
                             Name:
                                   ---------------------------------------------
                            Title:
                                   ---------------------------------------------

                                           FLEET NATIONAL BANK, individually and
                                                            as Syndication Agent


                              By:
                                   ---------------------------------------------
                            Name:
                                   ---------------------------------------------
                           Title:
                                   ---------------------------------------------

                                                           PEOPLES HERITAGE BANK


                               By:
                                   ---------------------------------------------
                             Name:
                                   ---------------------------------------------
                            Title:
                                   ---------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.......................................................1

   SECTION 1.1 DEFINED TERMS.................................................1
   SECTION 1.2 CLASSIFICATION OF LOANS AND BORROWINGS.......................18
   SECTION 1.3 TERMS GENERALLY..............................................18
   SECTION 1.4 ACCOUNTING TERMS; GAAP.......................................19

ARTICLE 2. THE CREDITS......................................................19

   SECTION 2.1 COMMITMENTS..................................................19
   SECTION 2.2 LOANS AND BORROWINGS.........................................19
   SECTION 2.3 REQUESTS FOR BORROWINGS......................................20
   SECTION 2.4 FUNDING OF BORROWINGS........................................21
   SECTION 2.5 TERMINATION AND REDUCTION OF COMMITMENTS.....................21
   SECTION 2.6 REPAYMENT OF LOANS; EVIDENCE OF DEBT.........................22
   SECTION 2.7 PREPAYMENT OF BORROWINGS.....................................23
   SECTION 2.8 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS...23

ARTICLE 3. INTEREST, FEES, YIELD PROTECTION, ETC............................25

   SECTION 3.1 INTEREST.....................................................25
   SECTION 3.2 INTEREST ELECTIONS...........................................26
   SECTION 3.3 FEES27
   SECTION 3.4 ALTERNATE RATE OF INTEREST...................................28
   SECTION 3.5 INCREASED COSTS; ILLEGALITY..................................28
               ---------------------------
   SECTION 3.6 BREAK FUNDING PAYMENTS.......................................30
   SECTION 3.7 TAXES........................................................31
   SECTION 3.8 MITIGATION OBLIGATIONS.......................................31

ARTICLE 4. REPRESENTATIONS AND WARRANTIES...................................32

   SECTION 4.1 ORGANIZATION; POWERS.........................................32
   SECTION 4.2 AUTHORIZATION; ENFORCEABILITY................................33
   SECTION 4.3 GOVERNMENTAL APPROVALS; NO CONFLICTS.........................33
   SECTION 4.4 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE..............34
   SECTION 4.5 PROPERTIES...................................................34
   SECTION 4.6 LITIGATION AND ENVIRONMENTAL MATTERS.........................34
   SECTION 4.7 COMPLIANCE WITH LAWS AND AGREEMENTS..........................36
   SECTION 4.8 INVESTMENT AND HOLDING COMPANY STATUS........................36
   SECTION 4.9 TAXES........................................................36
   SECTION 4.10 ERISA.......................................................36
   SECTION 4.11 DISCLOSURE..................................................37
   SECTION 4.12 SIGNIFICANT SUBSIDIARIES....................................37
   SECTION 4.13 LABOR MATTERS...............................................37
   SECTION 4.14 SECURITY AGREEMENT..........................................37
   SECTION 4.15 FEDERAL RESERVE REGULATIONS.................................38
   SECTION 4.16 YEAR 2000 ISSUE.............................................38

ARTICLE 5. CONDITIONS.......................................................38

   SECTION 5.1 FIRST LOANS..................................................38
   SECTION 5.2 EACH CREDIT EVENT............................................41

ARTICLE 6. AFFIRMATIVE COVENANTS............................................41

   SECTION 6.1 FINANCIAL STATEMENTS AND OTHER INFORMATION...................41
   SECTION 6.2 NOTICES OF MATERIAL EVENTS...................................42
   SECTION 6.3 EXISTENCE; CONDUCT OF BUSINESS...............................43
   SECTION 6.4 PAYMENT OF OBLIGATIONS.......................................43
   SECTION 6.5 MAINTENANCE OF PROPERTIES....................................43
   SECTION 6.6 BOOKS AND RECORDS; INSPECTION RIGHTS.........................43
   SECTION 6.7 COMPLIANCE WITH LAWS.........................................44
   SECTION 6.8 USE OF PROCEEDS..............................................44
   SECTION 6.9 INFORMATION REGARDING COLLATERAL.............................44
   SECTION 6.10 INSURANCE...................................................45
   SECTION 6.11 FURTHER ASSURANCES..........................................45
   SECTION 6.12 ENVIRONMENTAL COMPLIANCE....................................45

ARTICLE 7. NEGATIVE COVENANTS...............................................45

   SECTION 7.1 INDEBTEDNESS.................................................46
   SECTION 7.2 LIENS........................................................47
   SECTION 7.3 FUNDAMENTAL CHANGES..........................................48
   SECTION 7.4 INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS....49
   SECTION 7.5 ASSET SALES..................................................50
   SECTION 7.6 HEDGING AGREEMENTS...........................................51
   SECTION 7.7 RESTRICTED PAYMENTS..........................................51
   SECTION 7.8 TRANSACTIONS WITH AFFILIATES.................................52
   SECTION 7.9 RESTRICTIVE AGREEMENTS.......................................52
   SECTION 7.10 AMENDMENT OF MATERIAL DOCUMENTS.............................52
   SECTION 7.11 INTEREST COVERAGE RATIO.....................................52
   SECTION 7.12 CAPITALIZATION RATIO........................................52

ARTICLE 8. EVENTS OF DEFAULT................................................53

ARTICLE 9. THE ADMINISTRATIVE AGENT.........................................55

ARTICLE 10. MISCELLANEOUS...................................................57

   SECTION 10.1 NOTICES.....................................................57
   SECTION 10.2 WAIVERS; AMENDMENTS.........................................58
   SECTION 10.3 EXPENSES; INDEMNITY; DAMAGE WAIVER..........................59
   SECTION 10.4 SUCCESSORS AND ASSIGNS......................................60
   SECTION 10.5 SURVIVAL....................................................62
   SECTION 10.6 COUNTERPARTS; INTEGRATION...................................62
   SECTION 10.7 SEVERABILITY................................................63
   SECTION 10.8 RIGHT OF SETOFF.............................................63
   SECTION 10.9 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS..63
   SECTION 10.10 WAIVER OF JURY TRIAL.......................................64
   SECTION 10.11 HEADINGS...................................................64
   SECTION 10.12 INTEREST RATE LIMITATION...................................64
   SECTION 10.13 EFFECTIVE DATE.............................................65
   SECTION 10.14 TREATMENT OF CERTAIN INFORMATION...........................65

SCHEDULES:

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Schedule 2.1                   List of Commitments

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Schedule 4.6                   Disclosed Matters

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Schedule 4.12                  List of Subsidiaries

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Schedule 7.1                   List of Existing Indebtedness

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Schedule 7.2                   List of Existing Liens

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Schedule 7.4(a)(i)             List of Permitted Investments

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Schedule 7.4(a)(ii)            List of Existing Investments

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EXHIBITS:

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Exhibit A                      Form of Assignment and Acceptance

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Exhibit B                      Reserved

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Exhibit C                      Form of Note

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